UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K /A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 29, 2004

TEDA TRAVEL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-29077	65-0963971
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 2102, Chinachem Century Tower

178 Gloucester Road

Wanchai, Hong Kong

(Address of Principal Executive Office) (Zip Code)

(852) 2833-2186

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a)

Amendments to Article of Incorporation

On October 29, 2004, Teda Travel Incorporated., a Florida Corporation (Registrant), filed an amendment to its Articles of Incorporation to cause every 25,000 issued and outstanding shares of common stock of the Registrant be automatically combined into 1 share of Common Stock (the “Reverse Split”).

Subject to compliance with Section 607.10025 of the Florida General Corporation Law, the record date for the Reverse Split is set at November 1, 2004, such that all persons holding shares of Common Stock on the Record Date shall have their shares of Common Stock combined applying a ratio of 25,000 to 1 and that an effective date for the Reverse Split be set on the date that is 30 days after the Record Date, i.e. Novermber 30 2004. No fractional shares shall be issued.

Any officer of the Registrant, acting alone, be and hereby is authorized to take such further action and execute and deliver additional agreements, instruments, certificates, filings or other documents deemed necessary to effectuate the above.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
1	Form of Amendment to the Articles of Incorporation of the Registrant
2	Scrip Certificate for Fraction of One share of Common stock of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TEDA TRAVEL INCORPORATED

Date: October 29, 2004	By:	/s/ GODFREY CHIN TONG HUI
Godfrey Chin Tong Hui Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1	Form of Amendment to the Articles of Incorporation of the Registrant
2	Scrip Certificate for Fraction of One share of Common stock of the Registrant